Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2012 RESULTS

•	Occupancy of 88.5%, Up 60 Basis Points from 2Q12, Reflecting Impact of Property Sales; Up 190 Basis Points Since 3Q11

•	Same Store NOI Grew 4.3%

•	Raised $117 Million Through 9.4 Million Share Equity Offering in August

•	Completed $56.5 Million of Sales Comprised of 3.2 Million Square Feet and One Land Parcel

•	Closed New 10-Year Secured Financing Totaling $100.6 Million at 4.03%

•	Signed a Long-Term Lease Agreement for 692,000 Square-Foot First Inland Logistics Center Development

•	Launched Development of Two Distribution Centers in Southern California and One in Central Pennsylvania; Estimated Total Investment of $108 Million

CHICAGO, October 24, 2012 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for the third quarter of 2012. Diluted net income (loss) available to common stockholders per share (EPS) was $0.04 in the third quarter, compared to ($0.10) a year ago.

First Industrial’s third quarter FFO was $0.30 per share/unit on a diluted basis compared to $0.22 per share/unit a year ago. Third quarter 2012 FFO results reflect a $0.04 per share NAREIT-compliant gain related to the sale of one land parcel, and $0.01 per share dilution from the Company’s recent equity offering.

“We made progress on our plan to position the Company for long-term cash flow growth by launching $108 million of new investments and continuing to execute on targeted asset sales,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our portfolio delivered good same store growth, and occupancy increased due to the impact of our dispositions.”

Portfolio Performance for On Balance Sheet Properties – Third Quarter 2012

•	In-service occupancy was 88.5% at the end of the quarter, compared to 87.9% at the end of the second quarter 2012, and 86.6% at the end of the third quarter of 2011.

•	Retained tenants in 71% of square footage up for renewal.

< more >

•	Excluding lease termination fees, same property cash basis net operating income (NOI) increased 4.3%. Including lease termination fees, same property NOI also increased 4.3%.

•	Rental rates decreased 3.9% on a cash basis; leasing costs were $2.01 per square foot, reflecting a high mix of renewal leasing as a percentage of total leasing.

•

As previously announced, the Company signed a 15-year lease agreement for First Inland Logistics Center, the recently completed 692,000 square-foot distribution center in Southern California, with a leading specialty retailer. The lease is expected to commence by year-end 2012.

Investment Activity

As previously announced, the Company launched the development of three buildings totaling 1.5 million square feet. Estimated total investment for these new distribution centers is $108 million with the combined estimated yield of 7.2%, based on the projected first year stabilized NOI over the GAAP investment basis. The projects are:

•	First Bandini Logistics Center in Los Angeles County, CA, 489,000 square feet, estimated investment of $54 million, expected to be completed in 3Q13.

•	First Chino Logistics Center, Chino, CA in the West Inland Empire, 300,000 square feet, estimated investment of $20 million, expected to be completed in 2Q13.

•	First Logistics Center @ I-83, York, PA in Central Pennsylvania, 708,000 square feet, estimated investment of $34 million, expected to be completed in 4Q13.

The Company’s $7.7 million, 156,000 square-foot expansion to a 425,000 square-foot distribution center in Minneapolis is on schedule for completion in the fourth quarter of 2012.

“These investments will contribute to the enhancement of our portfolio, and we are working to find additional opportunities to use our platform to create value for shareholders,” said Johannson Yap, chief investment officer.

Capital Market Activities and Financial Position

In the third quarter, the Company:

•	Raised approximately $117 million through its August equity offering of 9.4 million common shares.

•	Completed a secured financing transaction with a life insurance company for approximately $100.6 million at an interest rate of 4.03%, with a maturity of ten years.

•	Repurchased $4.2 million of 7.5% senior notes due 2017.

“Through our equity offering and secured financing completed during the quarter, we further strengthened our capital base,” said Scott Musil, chief financial officer. “We have significant capacity to fund investments like our current developments or to reduce capital costs.”

Divestment Activities

In the third quarter, the Company:

•	Completed the sale of 18 industrial properties totaling approximately 3.2 million square feet and one land parcel for a total of $56.5 million.

•

Sales for the quarter included the disposition of the Company’s Columbus, OH portfolio comprised of 11 buildings totaling approximately 3.0 million square feet for $39 million, and a land parcel in that market for $5.3 million.

< more >

Common Dividend Policy

First Industrial’s dividend policy is determined by our board of directors and is dependent on multiple factors, including cash flow and capital expenditure requirements, as well as ensuring we meet the minimum distribution requirements set forth in the Code.

Outlook for 2012

Mr. Duncan stated, “Following a summer lull, leasing activity started to recover in the latter part of the third quarter and that improved activity has continued to date. The supply of new industrial space remains constrained while positive absorption continues in this climate of moderate economic growth. We believe these factors provide an attractive environment that will allow us to capture the occupancy opportunity within our portfolio.”

	Low End of Guidance for 2012 (Per share/unit)	High End of Guidance for 2012 (Per share/unit)
Net (Loss) Available to Common Stockholders	(0.26)	(0.20)
Add: Real Estate Depreciation/Amortization	1.27	1.27
Less: Gain from Sale of Depreciated Properties and Gain on Change of Control of Interests YTD through 3Q12	(0.13)	(0.13)
Add: Impairment of Depreciated Real Estate through 3Q12	0.01	0.01

FFO (NAREIT Definition)	$0.89	$0.95

FFO Excluding Loss from Early Retirement of Debt, Charge Related to Preliminary IRS Tax Settlement, and NAREIT-compliant gain	$0.97	$1.03

First Industrial’s full year 2012 FFO guidance reflects $0.02 per share of dilution in the fourth quarter related to its August equity offering, in addition to the $0.01 reflected in results for the third quarter. Guidance also reflects $0.01 per share dilution related to the Company’s third quarter property dispositions, and a $0.01 reduction to income due to timing of occupancy. Additionally, guidance reflects approximately $0.02 of interest savings.

The following assumptions, which reflect year-to-date results and expectations for the fourth quarter, were used:

•	Average in-service occupancy of 88.0% to 88.5%.

•	Average same-store NOI of positive 4.0% to 6.0% for the full year.

•	JV FFO of approximately $1.0 million.

•	Capitalized interest of approximately $1.25 million to $1.75 million related to the Company’s development projects.

•	General and administrative expense of approximately $22.0 million to $23.0 million.

•

Guidance for 2012 includes the impact of $13 million of mortgage debt we plan to pay off in 4Q12 as previously disclosed, and the development and expansion investments discussed above. Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future property sales or investments,

•	any future impairment gains or losses,

•	any NAREIT-compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

< more >

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 68.1 million square feet of industrial space as of September 30, 2012. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

Forward-Looking Information

This press release and the presentation to which it prefers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines

< more >

applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and in the Company’s subsequent ’34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its third quarter 2012 results conference call on Thursday, October 25, 2012 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com.

A replay of the conference call will be available shortly after the call through Friday, November 9, 2012. For the replay, please dial (855) 859-2056, passcode 41138944. The replay will also be available on the Company’s website.

The Company’s third quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

< more >

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Statement of Operations and Other Data:
Total Revenues	$80,984	$79,251	$246,362	$239,830

Property Expenses	(25,964)	(26,682)	(80,173)	(82,340)
General & Administrative	(4,843)	(5,016)	(16,414)	(15,053)
Restructuring Costs	—	—	—	(1,553)
Impairment of Real Estate	—	(1,133)	165	7,131
Depreciation of Corporate F,F&E	(258)	(341)	(836)	(1,098)
Depreciation and Amortization of Real Estate	(29,167)	(32,043)	(90,966)	(86,422)

Total Expenses	(60,232)	(65,215)	(188,224)	(179,335)

Interest Income	656	1,167	2,261	3,034
Interest Expense	(20,127)	(24,446)	(63,992)	(76,931)
Amortization of Deferred Financing Costs	(868)	(1,075)	(2,593)	(3,237)
Mark-to-Market Loss on Interest Rate Protection Agreements	(29)	(1,372)	(334)	(1,560)
Loss from Retirement of Debt	(424)	(345)	(6,646)	(4,604)
Foreign Currency Exchange Loss	—	(332)	—	(332)

Loss from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Benefit (Provision)	(40)	(12,367)	(13,166)	(23,135)

Equity in Income of Joint Ventures (a)	28	772	156	907
Gain on Change in Control of Interests	—	—	776	689
Income Tax Benefit (Provision)	5	36	(5,258)	(41)

Loss from Continuing Operations	(7)	(11,559)	(17,492)	(21,580)

Discontinued Operations:
Income Attributable to Discontinued Operations	1,006	94	1,595	345
Gain on Sale of Real Estate	4,420	6,010	12,005	13,351
Provision for Income Taxes Allocable to Discontinued Operations	—	—	—	(2,048)

Income from Discontinued Operations	5,426	6,104	13,600	11,648

Income (Loss) Before Gain on Sale of Real Estate	5,419	(5,455)	(3,892)	(9,932)

Gain on Sale of Real Estate	3,777	1,370	3,777	1,370
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	(452)	—	(452)

Net Income (Loss)	9,196	(4,537)	(115)	(9,014)

Net (Income) Loss Attributable to the Noncontrolling Interest	(277)	547	768	1,490

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	8,919	(3,990)	653	(7,524)

Preferred Dividends	(4,725)	(4,928)	(14,285)	(14,802)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$4,194	$(8,918)	$(13,632)	$(22,326)

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND FAD (b)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities —	$4,194	$(8,918)	$(13,632)	$(22,326)

Depreciation and Amortization of Real Estate	29,167	32,043	90,966	86,422
Depreciation and Amortization of Real Estate Included in Discontinued Operations	137	1,150	1,263	3,320
Impairment of Depreciated Real Estate	—	1,173	(165)	(617)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	1,387	1,411	4,828
Noncontrolling Interest	277	(547)	(768)	(1,490)
Depreciation and Amortization of Real Estate from Joint Ventures (a)	83	104	255	449
Gain on Change in Control of Interests	—	—	(776)	(689)
Non-NAREIT Compliant Gain	(4,420)	(6,010)	(12,005)	(13,351)
Non-NAREIT Compliant Gain from Joint Ventures (a)	—	(529)	(57)	(616)

Funds From Operations (NAREIT) (“FFO”) (b)	$29,438	$19,853	$66,492	$55,930

Loss from Retirement of Debt	424	345	6,646	4,604
Restricted Stock Amortization	1,309	1,042	3,707	2,768
Amortization of Deferred Financing Costs	868	1,075	2,593	3,237
Depreciation of Corporate F,F&E	258	341	836	1,098
Impairment of Undepreciated Real Estate	—	(40)	—	(6,514)
Mark-to-Market Loss on Interest Rate Protection Agreements	29	1,372	334	1,560
Non-Incremental Capital Expenditures	(10,322)	(15,730)	(33,850)	(37,732)
Straight-Line Rent	(769)	(1,405)	(2,383)	(5,746)

Funds Available for Distribution (“FAD”) (b)	$21,235	$6,853	$44,375	$19,205

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$4,194	$(8,918)	$(13,632)	$(22,326)

Interest Expense	20,127	24,446	63,992	76,931
Interest Expense Included in Discontinued Operations	—	—	—	63
Restructuring Costs	—	—	—	1,553
Depreciation and Amortization of Real Estate	29,167	32,043	90,966	86,422
Depreciation and Amortization of Real Estate Included in Discontinued Operations	137	1,150	1,263	3,320
Impairment of Depreciated Real Estate	—	1,173	(165)	(617)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	1,387	1,411	4,828
Impairment of Undepreciated Real Estate	—	(40)	—	(6,514)
Preferred Dividends	4,725	4,928	14,285	14,802
(Benefit) Provision for Income Taxes	(5)	416	5,258	2,541
Noncontrolling Interest	277	(547)	(768)	(1,490)
Loss from Retirement of Debt	424	345	6,646	4,604
Amortization of Deferred Financing Costs	868	1,075	2,593	3,237
Depreciation of Corporate F,F&E	258	341	836	1,098
Depreciation and Amortization of Real Estate from Joint Ventures (a)	83	104	255	449
Gain on Change in Control of Interests	—	—	(776)	(689)
Non-NAREIT Compliant Gain	(4,420)	(6,010)	(12,005)	(13,351)
Non-NAREIT Compliant Gain from Joint Ventures (a)	—	(529)	(57)	(616)

EBITDA (b)	$55,835	$51,364	$160,102	$154,245

General and Administrative	4,843	5,016	16,414	15,053
Foreign Currency Exchange Loss	—	332	—	332
Mark-to-Market Loss on Interest Rate Protection Agreements	29	1,372	334	1,560
NAREIT Compliant Economic Gain (c)	(3,777)	(1,370)	(3,777)	(1,370)
FFO of Joint Ventures (b)	(406)	(460)	(793)	(1,440)

Net Operating Income (“NOI”) (b)	$56,524	$56,254	$172,280	$168,380

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$3,777	$1,370	$3,777	$1,370
Gain on Sale of Real Estate included in Discontinued Operations	4,420	6,010	12,005	13,351
Non-NAREIT Compliant Gain	(4,420)	(6,010)	(12,005)	(13,351)

NAREIT Compliant Economic Gain (b)	$3,777	$1,370	$3,777	$1,370

Weighted Avg. Number of Shares/Units Outstanding—Basic/Diluted (c)	98,432	91,196	94,464	84,131
Weighted Avg. Number of Shares Outstanding—Basic/Diluted (c)	93,488	85,930	89,363	78,821

Per Share/Unit Data:
FFO (NAREIT)	$29,438	$19,853	$66,492	$55,930
Less: Allocation to Participating Securities	(222)	—	—	—

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$29,216	$19,853	$66,492	$55,930
—Basic/Diluted (c)	$0.30	$0.22	$0.70	$0.66

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$3,770	$(10,641)	$(13,715)	$(20,662)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	(7)	897	1,497	2,219
Less: Preferred Dividends	(4,725)	(4,928)	(14,285)	(14,802)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(962)	$(14,672)	$(26,503)	$(33,245)
—Basic/Diluted (c)	$(0.01)	$(0.17)	$(0.30)	$(0.42)

Net Income (Loss) Available	$4,194	$(8,918)	$(13,632)	$(22,326)
Less: Allocation to Participating Securities	(33)	—	—	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$4,161	$(8,918)	$(13,632)	$(22,326)
—Basic/Diluted (c)	$0.04	$(0.10)	$(0.15)	$(0.28)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,108,602	$2,903,042
Real Estate and Other Held For Sale, Net	6,492	161,122
Total Assets	2,611,483	2,699,732
Debt	1,296,853	1,513,856
Total Liabilities	1,411,613	1,624,153
Total Equity	$1,199,870	$1,075,579

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and funds available for distribution (“FAD”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The National Association of Real Estate Investment Trusts (“NAREIT”) has a published definition of FFO and from January 1, 2009 until September 30, 2011, the Company calculated FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT compliant gain (loss) in accordance with NAREIT’s definition of FFO. In the fourth quarter of 2011, NAREIT modified its definition of FFO to exclude impairment write downs of depreciable real estate from FFO. Beginning in the fourth quarter of 2011, the Company adopted NAREIT's updated FFO definition. The Company restated FFO for the three and nine months ended September 30, 2011 in accordance with NAREIT's updated FFO definition. The impact of this change was to increase FFO by $2,560 or $0.03 per share for the three months ended September 30, 2011 and increase FFO by $4,211 or $0.05 per share for the nine months ended September 30, 2011.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus foreign exchange loss, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2012, include all properties owned prior to January 1, 2011 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2011 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended September 30, 2012 and September 30, 2011, NOI was $56,524 and $56,254, respectively; NOI of properties not in the Same Store Pool was $795 and $2,473, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $762 and $1,071, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in computing per share amounts for items included on the Statement of Operations, including FFO and FAD.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three months ended September 30, 2011 and nine months ended September 30, 2012 and September 30, 2011, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.